As filed with the Securities and Exchange Commission on December 18, 2023
Registration No. 333-237568
Registration No. 333-238298
Registration No. 333-239245
Registration No. 333-249441
Registration No. 333-220981
Registration No. 333-221409

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1 REGISTRATION STATEMENT NO. 333-237568

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1 REGISTRATION STATEMENT NO. 333-238298

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1 REGISTRATION STATEMENT NO. 333-239245

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1 REGISTRATION STATEMENT NO. 333-249441

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1 REGISTRATION STATEMENT NO. 333-220981

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1 REGISTRATION STATEMENT NO. 333-221409

UNDER THE SECURITIES ACT OF 1933

FRESH TRACKS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	93-0948554 (I.R.S. Employer Identification No.)
2000 Central Avenue
Suite 100
Boulder, CO 80301
(720) 505-4755
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Albert N. Marchio, II
Chief Executive Officer and Chief Financial Officer
2000 Central Avenue
Suite 100
Boulder, CO 80301
(720) 505-4755
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Jonathan R. Zimmerman Griffin D. Foster Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402-3901 Telephone: (612) 766-7000

Approximate date of commencement of proposed sale to the public:
Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment relates to the following Registration Statements on Form S-1 (each, a “Registration Statement” and, collectively, the “Registration Statements”), previously filed by Fresh Tracks Therapeutics, Inc. (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) (the share numbers and exercise prices listed below do not take into account any applicable corporate actions, such as stock splits, that may have been taken in the interim):
•Registration Statement on Form S-1 (File No. 333-237568), originally filed with the SEC on April 3, 2020, as amended on April 24, 2020 and declared effective by the SEC on April 28, 2020, pertaining to the registration of 2,598,829 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), for resale, from time to time, by Lincoln Park Capital Fund, LLC;
•Registration Statement on Form S-1 (File No. 333-238298), originally filed with the SEC on May 15, 2020, as amended on June 8, 2020 and June 17, 2020 and declared effective by the SEC on June 17, 2020, and the Registration Statement on Form S-1 (File No. 333-239245), originally filed with, and declared effective by, the SEC on June 17, 2020, pertaining to the registration of 14,790,133 shares of Common Stock, pre-funded warrants to purchase 2,709,867 shares of Common Stock at an exercise price of $0.001 per share, and warrants to purchase 17,500,000 shares of Common Stock at an exercise price of $1.25 per share;
•Registration Statement on Form S-1 (File No. 333-249441), originally filed with the SEC on October 13, 2020, as amended on October 19, 2020 and October 22, 2020 and declared effective by the SEC on October 22, 2020, pertaining to the registration of 19,003,510 shares of Common Stock, pre-funded warrants to purchase 1,829,812 shares of Common Stock at an exercise price of $0.001 per share, and warrants to purchase 20,833,322 shares of Common Stock at an exercise price of $0.72 per share; and
•Registration Statement on Form S-1 (File No. 333-220981), originally filed with the SEC on October 16, 2017, as amended on October 30, 2017 and November 7, 2017 and declared effective by the SEC on November 7, 2017, and the Registration Statement on Form S-1 (File No. 333-221409), originally filed with, and declared effective by, the SEC on November 8, 2017, pertaining to the registration of 7,051,429 shares of Common Stock and pre-funded warrants to purchase 7,234,285 shares of Common Stock at an exercise price of $0.01 per share.
The Company is filing this Post-Effective Amendment to the Registration Statements to withdraw and remove from registration any and all shares of Common Stock and all other securities registered but unsold or otherwise unissued under the Registration Statements.
On September 18, 2023, the Company’s Board of Directors (the “Board”) approved the liquidation and dissolution of the Company (the “Dissolution”) and the plan of liquidation and dissolution (the “Plan of Dissolution”) which, following approval by the Company’s stockholders at the special meeting initially held on November 16, 2023, and reconvened on November 30, 2023 and December 15, 2023, authorizes the Company and the Board to Dissolve the Company in accordance with the Plan of Dissolution.
In connection with the Dissolution and the Plan of Dissolution, the Company has terminated any and all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with the undertakings pursuant to Item 512 of Regulation S-K made by the Company in the Registration Statements, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statements that remain unsold or otherwise unissued as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boulder, Colorado, on December 18, 2023.

FRESH TRACKS THERAPEUTICS, INC.

By:	/s/ Albert N. Marchio, II
Albert N. Marchio, II Chief Executive Officer and Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALBERT N. MARCHIO, II	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	December 18, 2023
Albert N. Marchio, II

/s/ AARON FOX-COLLIS	Vice President of Finance & Chief Accounting Officer (Principal Accounting Officer)	December 18, 2023
Aaron Fox-Collis